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                                                                  Exhibit 10.103

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                           SECOND AMENDED AND RESTATED

                             JOINT VENTURE AGREEMENT

                                       OF

                       MARKET SQUARE DEVELOPMENT INVESTORS

                                 By and Between

                          CORNERSTONE MARKET SQUARE LLC

                                       and

                            DIHC MARKET SQUARE, INC.,

                                   dated as of

                               January 30th, 1998

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                                TABLE OF CONTENTS

                                                                            Page
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ARTICLE I

    DEFINED TERMS.............................................................2

ARTICLE II

    THE VENTURE...............................................................6
    Section 2.01      Formation...............................................6
    Section 2.02      Purposes and Scope of the Venture.......................7
    Section 2.03      Assumed Name Certificate................................7
    Section 2.04      Scope of Venturer's Authority...........................7
    Section 2.05      Principal Place of Business.............................7

ARTICLE III

    MANAGEMENT................................................................7
    Section 3.01      Management of the Venture...............................7
    Section 3.02      Execution and Performance of Documents..................8
    Section 3.03      Liability of Managing Partner/Indemnity.................8
    Section 3.04      Compensation and Expenses of Venturers and Venture......8
    Section 3.05      Contracts with Related Parties..........................9

ARTICLE IV

    ACCOUNTING, CONTRIBUTIONS, DISTRIBUTIONS
    AND ALLOCATIONS...........................................................9
    Section 4.01      Percentage Interests of Venturers.......................9
    Section 4.02      Capital Contributions..................................10
    Section 4.03      Optional Loans.........................................13
    Section 4.04      Tax Status and Returns.................................14
    Section 4.05      Distributions..........................................15
    Section 4.06      Allocations of Profits, Gains and Losses...............17
    Section 4.07      Accounting.............................................18
    Section 4.08      Bank Accounts..........................................18
    Section 4.09      Withholding............................................19
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ARTICLE V

    TERM AND TERMINATION.....................................................20
    Section 5.01      Term...................................................20
    Section 5.02      Liquidation and Distribution Procedure.................20
    Section 5.03      Event of Dissolution...................................20
    Section 5.04      Default................................................22
    Section 5.05      Conversion to Limited Partnership......................23

ARTICLE VI

    SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION..........................24
    Section 6.01      Prohibited Transfers...................................24
    Section 6.02      Permitted Transfers....................................24

ARTICLE VII

     BUY-SELL UNDER THE MSA VENTURE AGREEMENT................................26

ARTICLE VIII

    RIGHT OF FIRST OFFER UNDER THE MSA VENTURE AGREEMENT.....................27

ARTICLE IX

    GENERAL..................................................................28
    Section 9.01      Notices................................................28
    Section 9.02      Governing Laws.........................................29
    Section 9.03      Exculpation/Indemnification............................29
    Section 9.04      Entire Agreement.......................................30
    Section 9.05      Waiver.................................................30
    Section 9.06      Severability...........................................30
    Section 9.07      Status Reports.........................................30
    Section 9.08      Appraisals.............................................31
    Section 9.09      Attorneys' Fees........................................31
    Section 9.10      Terminology............................................31
    Section 9.11      Binding Agreement......................................31
    Section 9.12      Additional Remedies....................................31
    Section 9.13      Meetings...............................................31


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    Section 9.14      Partition..............................................32
    Section 9.15      Conflicts with the MSA Venture Agreement and
                      AALP Partnership Agreement.............................32
    Section 9.16.     Conflicts with the DIHC Purchase Agreement.............32

EXHIBIT A    Legal Description of Land


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                           SECOND AMENDED AND RESTATED
                             JOINT VENTURE AGREEMENT
                     FOR MARKET SQUARE DEVELOPMENT INVESTORS

      THIS SECOND AMENDED AND RESTATED JOINT VENTURE AGREEMENT ("Agreement"), made and entered into as of this 30th day of January, 1998, by and between CORNERSTONE MARKET SQUARE LLC, a Delaware limited liability company ("C-Stone"), and DIHC MARKET SQUARE, INC., a Georgia corporation ("DIHC").

      WHEREAS, DIHC and Crow-Pennsylvania Avenue Limited Partnership ("Crow-PALP") previously entered into a District of Columbia general partnership known as Market Square Associates ("MSA"); and

      WHEREAS, MSA is a limited partner and the managing general partner of Avenue Associates Limited Partnership ("AALP"), a District of Columbia limited partnership, which is the owner of certain land on Pennsylvania Avenue in the District of Columbia and all improvements thereon generally known as "Market Square"; and

      WHEREAS, DIHC subsequently sold and conveyed to DIHC-Pennsylvania Avenue, Inc. ("DIHC-Pennsylvania") 41-2/3% of the interest of DIHC in MSA; and

      WHEREAS, pursuant to that certain Joint Venture Agreement dated January 27, 1989 (the "Original Venture Agreement"), DIHC and DIHC-Pennsylvania formed a District of Columbia general partnership known as Market Square Development Investors (the "Original Venture"), and DIHC-Pennsylvania contributed its entire interest in MSA, and DIHC contributed a portion of its interest in MSA, to the Original Venture; and

      WHEREAS, immediately following the execution and delivery of the Original Venture Agreement, M.I. West Pennsylvania Limited Partnership ("M.I. Pennsylvania") purchased from DIHC-Pennsylvania all of the right, title and interest of DIHC-Pennsylvania in and to the Original Venture, and contemporaneously therewith DIHC and M.I. Pennsylvania entered into that certain Joint Venture Agreement dated January 27, 1989 (the "Amended Venture Agreement") for the Original Venture, which Amended Venture Agreement amended and restated the Original Venture Agreement; and

      WHEREAS, prior to the execution and delivery of this Agreement, C-Stone made a capital contribution to, and was admitted as a venturer in, the Original Venture and the Original Venture redeemed the interest of M.I. Pennsylvania in the Original Venture; and

      WHEREAS, immediately following the redemption of the interest of M.I. Pennsylvania in the Original Venture and immediately prior to the execution and delivery of this Agreement, C-Stone made a loan to the Original Venture, and the Original Venture redeemed all but one percent (1%) of the interest of DIHC in the Original Venture; and
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      WHEREAS, C-Stone and DIHC desire to amend and restate the Amended Venture
Agreement in order to set forth their respective rights, obligations and relationships to one another with respect to MSA and AALP.

                              W I T N E S S E T H:

      In consideration of the mutual covenants set forth herein, and for other good and valuable consideration in hand paid, by each party to the other, receipt of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                  DEFINED TERMS

      As used herein, the following terms shall have the following meanings:

            1.01. AALP. The term "AALP" shall mean Avenue Associates Limited Partnership, a District of Columbia limited partnership.

            1.02. AALP Partners. The term "AALP Partners" shall mean MSA and WALP and their permitted successors and assigns from time to time as partners in AALP.

            1.03. AALP Partnership Agreement. The term "AALP Partnership Agreement" shall mean the Third Amended and Restated Agreement of Limited Partnership of AALP dated as of July 15, 1987, as the same may be amended or restated from time to time.

            1.04. AALP Partnership Property. The term "AALP Partnership Property" shall mean the Land, the Improvements and all other assets of AALP.

            1.05. Additional Ordinary Capital Contribution. The term "Additional Ordinary Capital Contribution" shall mean the additional cash amounts contributed by the Venturers to the Venture pursuant to Section 4.02(a).

            1.06. Affiliate. The term "Affiliate" shall mean, as to any Person,
(i) any other Person directly or indirectly controlling, controlled by or under common control with such Person; (ii) the officers, directors or partners of such Person; and (iii) if such Person is an officer, director or partner, any company for which such Person acts in any such capacity. For purposes of this definition the term "control" means the ownership of 10% or more of the beneficial or voting interest in the Person referred to.


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            1.07. Amended Venture Agreement. The term "Amended Venture
Agreement" shall mean the Joint Venture Agreement of Market Square Development Investors, dated January 27, 1989 between DTHC and M.I. Pennsylvania.

            1.08. Approved by the Venturers or Approval by (or of) the Venturers. The term "Approved by the Venturers" or "Approval by (or of) the Venturers shall mean approved in writing in advance by all Venturers in their sole and absolute discretion.

            1.09. Assignment and Assumption Agreement. The term "Assignment and Assumption Agreement" shall have the meaning assigned to such term in Section 4.02(a)(iii).

            1.10. Buffer Loan. The term "Buffer Loan" shall have the meaning set forth in the MSA Venture Agreement.

            1.11. Capital Account. The term "Capital Account" shall mean the accounts maintained for each Venturer as set forth in Section 4.01.

            1.12. Closing Date. The term "Closing Date" means the date of C-Stone's admission as a Venturer in the Venture, which is the date of this Agreement.

            1.13. Code. The term "Code" shall mean the United States Internal Revenue Code of 1986, as amended, and any successor statute thereto.

            1.14. Construction/Permanent Loan. The term "Construction/Permanent Loan" shall have the meaning set forth in the MSA Venture Agreement, which loan has been assigned to the sole member of C-Stone.

            1.15. Conversion and Conversion Date. The terms "Conversion" and "Conversion Date" shall have the meaning set forth in the MSA Venture Agreement.

            1.16. Crow-PALP. The term "Crow-PALP" shall mean Crow-Pennsylvania Avenue Limited Partnership, a Texas limited partnership, and its permitted successors and assigns, as a partner in MSA.

            1.17. C-Stone Loan. The team "C-Stone Loan" shall mean the recourse loan made by C-Stone to the Venture immediately prior to the execution and delivery of this Agreement in the original principal amount of $2,908,230.00, which loan is evidenced by that certain Promissory Note and Loan Agreement from the Venture to C-Stone of even date herewith.

            1.18. Defaulting Venturer. The term "Defaulting Venturer" shall have the meaning assigned to such term in Sections 4.02(c), 4.02(d) and 5.04.


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            1.19. DIHC Finance Loan. The term "DIHC Finance Loan" shall mean the recourse loan by DIHC Finance Corporation to the Venture in the original principal amount of up to $41,900,000.00, which loan is evidenced by that certain Promissory Note and Loan Agreement from the Venture to DIHC Finance Corporation in said amount dated August 15, 1997, which loan has been assigned to the sole member of C-Stone.

            1.20. DIHC-Pennsylvania. The term "DIHC-Pennsylvania" shall mean DIHC-Pennsylvania Avenue, Inc., a Georgia corporation.

            1.21. DIHC Purchase Agreement. The term "DIHC Purchase Agreement" shall have the meaning assigned to such term in Section 4.02(d).

            1.22. Extraordinary Capital Contribution. The term "Extraordinary Capital Contribution shall mean the cash amounts contributed by the Venturers to the Venture pursuant to Section 4.02(b).

            1.23. Gain and Loss. The terms "Gain" and "Loss" shall have the meanings set forth in Section 4.06(a).

            1.24. Improvements. The term "Improvements" shall mean the mixed use development generally known as "Market Square" consisting of approximately 850,000 square feet of office, residential and residential and retail/commercial space located in two 13-story buildings and a parking garage below grade containing parking spaces for approximately 950 automobiles and any other improvements from time to time owned by AALP or its successors and assigns as owner of the Land.

            1.25. Land. The term "Land" shall mean that certain parcel of real property and the improvements presently located thereon in the District of Columbia, owned by AALP, and more particularly described in Exhibit A attached hereto and made a part hereof.

            1.26. Manager. The term "Manager" shall have the meaning set forth in the MSA Venture Agreement.

            1.27. Managing Partner. The term "Managing Partner," from and after the date hereof, shall mean C-Stone and its successors and assigns, except as otherwise provided in Section 5.05(a).

            1.28. Member. The term "Member" shall mean the corporate officer(s) or general partner(s) or other authorized agent(s), as the case may be, through whom a Venturer shall act in connection with decisions relating to its interests in the Venture.

            1.29. MSA. The term "MSA" shall mean Market Square Associates, a District of Columbia general partnership.


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            1.30. MSA Venture Agreement. The term "MSA Venture Agreement" shall mean the Joint Venture Agreement for MSA, dated as of May 21, 1987, as amended from time to time.

            1.31. MSA Venture Property. The term "MSA Venture Property" shall mean the interest of MSA in AALP, and any other assets of MSA.

            1.32. MSA Venturers. The term "MSA Venturers" shall mean Crow-PALP and the Venture, and their permitted successors and assigns as ventures in MSA.

            1.33. Net Cash Flow. The term "Net Cash Flow" shall have the meaning set forth in Section 4.05(a).

            1.34. Non-Defaulting Venturer. The term "Non-Defaulting Venturer" shall have the meaning assigned that term in Sections 4.02(c), 4.02(d) and 5.05.

            1.35. Offer. The term "Offer" shall have the meaning assigned to such term in the MSA Venture Agreement.

            1.36. Operating Profits and Operating Losses. The terms "Operating Profits" and "Operating Losses" shall have the meanings set forth in Section 4.06(a).

            1.37. Optional Loan. The term "Optional Loan" shall have the meaning set forth in Section 4.03.

            1.38. Original Venture. The Term "Original Venture" shall mean Market Square Development Investors, a District of Columbia general partnership formed pursuant to the Original Venture Agreement.

            1.39. Original Venture Agreement. The term "Original Venture Agreement" shall mean the Joint Venture Agreement of Market Square Development Investors, dated January 27, 1989 between DIHC and DIHC-Pennsylvania.

            1.40. Percentage Interest. The term "Percentage Interest" shall have the meaning set forth in Section 4.01(a).

            1.41. Person. The term "Person" shall mean any individual, partnership, association, corporation or other entity.

            1.42. Property. The term "Property" shall mean the interest of the Venture as a partner in MSA and all other assets of the Venture.

            1.43. Sales or Refinancing Proceeds. The term "Sales or Refinancing Proceeds" shall have the meaning set forth in Section 4.05(d).


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            1.44. TMP. The term "TMP" shall mean the tax matters partner as defined in Section 4.04(c)(i).

            1.45. Transfer. The term "Transfer" shall have the meaning set forth in Section 6.01.

            1.46. Venture. The term "Venture" shall mean the Original Venture as formed pursuant to the Original Venture Agreement and modified by the Amended Venture Agreement, and as further modified pursuant to this Agreement.

            1.47. Venturer or Venturers. The term "Venturer" shall mean C-Stone or DIHC, individually, and the term "Venturers" shall mean C-Stone and DIHC, collectively, and each of their permitted successors and assigns under this Agreement.

            1.48. WALP. The term "WALP" shall mean Western Associates Limited Partnership, a District of Columbia limited partnership, and its permitted successors and assigns as a partner in AALP.

            1.49. Terms which are capitalized but not separately defined in this Agreement shall have the same meanings in this Agreement as in the MSA Venture Agreement.

            1.50. The recitals set forth above are true and correct, and are hereby incorporated herein by reference.

                                   ARTICLE II

                                   THE VENTURE

Section 2.01. Formation

      (a) DIHC and DIHC-Pennsylvania formed the Original Venture pursuant to the Original Venture Agreement, as modified by DIHC and M.I. Pennsylvania pursuant to the Amended Venture Agreement, for the limited purposes and scope set forth therein. C-Stone and DIHC hereby agree to amend and restate the terms and conditions of the Amended Venture Agreement as set forth herein. The Original Venture, as modified by this Agreement, is hereinafter referred to as the "Venture". The business and affairs of the Venture shall be conducted solely under the name "Market Square Development Investors" and such name shall be used at all times in connection with the Venture's business and affairs.

      (b) Except as expressly herein to the contrary, the rights and obligations of the Venturers and the administration and termination of the Venture shall be governed by the Uniform Partnership Act of the District of Columbia.


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Section 2.02. Purposes and Scope of the Venture

      (a) Subject to the provisions of this Agreement, the Venture shall be limited strictly to the participation as one of the venturers in MSA for all the purposes set forth in the MSA Venture Agreement.

      (b) Nothing in this Agreement shall be deemed to restrict in any way the freedom of any Venturer (or any Affiliate of any Venturer) to conduct any other business or activity whatsoever (including the acquisition, development, leasing, sale, operation and management of real property) without any accountability to the Venture or any other Venturer with respect to the income or profits therefrom or the effect of such activity on the Property or the Land, even if such business or activity competes with the business of the Venture.

Section 2.03. Assumed Name Certificate

      The Venturers shall execute and file in the appropriate records any assumed or fictitious name certificate or certificates (or amendments thereof) required by law to be filed in connection with the formation (or continuation) of the Venture.

Section 2.04. Scope of Venturer's Authority

      Except as otherwise expressly and specifically provided in this Agreement, no Venturer shall have any authority to act for, or assume any obligations or responsibility on behalf of, any other Venturer or the Venture.

Section 2.05. Principal Place of Business

      The principal place of business of the Venture shall be at the office of C-Stone at 126 East 56th Street, New York, New York 10022, or at such other place of business as Approved by the Venturers.

                                   ARTICLE III

                                   MANAGEMENT

Section 3.01. Management of the Venture

      Except where herein expressly provided to the contrary, all decisions with respect to the operation and control of the Venture shall be vested in the Managing Partner. C-Stone is hereby designated as the Managing Partner of the Venture and hereby accepts such designation and agrees to discharge all obligations of the Managing Partner. Except where herein expressly provided to the contrary, the Managing Partner shall be responsible for the operation and control of the Venture, for


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making all decisions with respect to the Venture and its interest in MSA, and the day to day supervision of all aspects of the business of the Venture.

Section 3.02. Execution and Performance of Documents

      Documents to which the Venture is a party (including but not limited to all documents on behalf of the Venture as an MSA Venturer) shall be executed and/or performed on behalf of the Venture by the Managing Partner or by an agent authorized by the Venture or the Managing Partner to execute such documents. No mortgagee, person, firm, trustee, grantee, partnership, corporation or other entity shall be required to inquire into said authority of the Venturers or the Managing Partner to execute and/or perform any document on behalf of the Venture. Except as otherwise expressly provided in this Agreement, no Venturer or representative thereof shall have the authority or right to bind or act for the Venture or any of the other Venturers.

Section 3.03. Liability of Managing Partner/Indemnity

      The Managing Partner shall not be liable or accountable to the Venture or to the other Venturers, in damages or otherwise, for any error of judgment, for any mistake of law, or for any other act or thing which it may do or refrain from doing in connection with the business and affairs of the Venture, except in the case of (i) intentional misconduct, (ii) a knowing violation of law, or
(iii) bad faith in failing to perform its duties hereunder. The Venture (to the extent of its assets, but without requiring any additional contribution of capital by the Venturers) does hereby agree to indemnify and hold the Managing Partner wholly harmless from any loss, expense or damage suffered by the Managing Partner by reason of anything it may do or refrain from doing hereafter for and on behalf of the Venture and in furtherance of the Venture's interests; provided, however that the Venture shall not be required to indemnify the Managing Partner for any loss, expense or damage which the Managing Partner may suffer as a result of (i) intentional misconduct, (ii) a knowing violation of law, or (iii) bad faith in failing to perform its duties hereunder.

Section 3.04. Compensation and Expenses of Venturers and Venture

      (a) Except as may be expressly provided for herein or in the MSA Venture Agreement or the AALP Partnership Agreement, no payment will be made by the Venture to any Venturer for the services of such Venturer or any member, stockholder director or employee of any Venturer.

      (b) Except as expressly provided herein or in the MSA Venture Agreement or the AALP Partnership Agreement, no Venturer shall be entitled to any compensation or reimbursement from the Venture or any other Venturer for expenses incurred in connection with the formation, business or affairs of the Venture.

      (c) Notwithstanding any provision of this Agreement to the contrary, the Managing Partner and the TMP shall be entitled to reimbursement for out-of-pocket expenses actually incurred on behalf of the Venture, provided only that (i) the same are reasonable in amount and reasonably necessary or


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appropriate in the Venture's business, and (ii) the same are consistent with the provisions of this Agreement, the MSA Venture Agreement and/or the AALP Partnership Agreement.

      (d) The Venture shall pay all legal and other expenses of the Venture or of any Venturer incurred after the Closing Date, provided such expenses are reasonable in amount and are of a nature customarily borne by a borrower or a venturer on transactions of a similar nature; each of the Venturers' legal and other expenses incurred up to and including the Closing Date shall be borne by the respective Venturer.

Section 3.05. Contracts with Related Parties

      After the date hereof and except as otherwise provided in Section 3.04, no Venturer may contract with or employ on behalf of the Venture any person or entity which is an Affiliate of any Venturer in connection with the performance of any duties or providing any goods or services to the Venture specified in this Agreement unless Approved by the Venturers.

                                   ARTICLE IV

            ACCOUNTING, CONTRIBUTIONS, DISTRIBUTIONS AND ALLOCATIONS

Section 4.01. Percentage Interests of Venturers

      (a) Subject only to any changes occurring through the operation of Section 4.02(c)(iii), each Venturer's interest in the Venture ("Percentage Interest") shall be as follows:

                           C-Stone          99%
                           DIHC              1%

      (b) The Venture shall determine and maintain "Capital Accounts" for each Venturer throughout the full term of the Venture in accordance with the rules of Treasury Regulation section 1-704-1(b)(2)(iv), as such regulation may be amended from time to time. To the extent not inconsistent with such rules, the following provisions shall apply.

      The Capital Account of each Venturer shall be credited with (1) an amount equal to such Venturer's cash contributions and the fair market value of property contributed to the Venture by such Venturer (net of liabilities securing such contributed property that the Venture is considered to assume or take subject to under section 752 of the Code) and (2) such Venturer's share of the Venture's income and gain (or items thereof), including income exempt from tax. The Capital Account of each Venturer shall be debited by (i) the amount of cash distributions to such Venturer and the fair market value of property distributed to such Venturer (net of liabilities assumed by such Venturer and liabilities to which such distributed property is subject) and (ii) such Venturer's share of the Venture's losses and


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deductions (or items thereof) and of expenditures which can neither be capitalized nor deducted for tax purposes.

      (c) In the case of a liquidation of the Venture or of any Venturer's interest in the Venture, any Property which is not sold, but which is distributed to one or more Venturers in connection with such liquidation shall be valued at its then fair market value (determined by agreement of all of the Venturers or in accordance with the appraisal procedures set forth in Section
9.08 hereof). Such fair market value shall be used to determine the Gain or Loss which would have been recognized by the Venture if the Property had actually been sold for its fair market value (subject to any debt secured by the Property. The excess of such fair market value over the amount of any debt secured by the Property shall be treated as Sales or Refinancing Proceeds for purposes of determining the Venturers' rights to distributions pursuant to
Section 4.05. The Capital Accounts of the Venturers shall be adjusted to reflect the allocation of the deemed Gain or Loss under Section 4.06 (as if the Property had in fact been sold in such manner and the Gain or Loss which would thereby have been recognized were in fact recognized) and the distribution of the deemed Sales or Refinancing Proceeds under Section 4.05.

Section 4.02. Capital Contributions

      (a) Subject to Section 4.02(d), the Venturers shall make the following Additional Ordinary Capital Contributions to the Venture:

            (i) On or before each date on which the Venture is required to make a capital contribution to MSA pursuant to the MSA Venture Agreement, each Venturer shall contribute to the Venture cash in an amount equal to its Percentage Interest multiplied by the amount the Venture is required to contribute to MSA on such date.

            (ii) On or before the date on which the Venture is required to make a Buffer Loan advance to MSA pursuant to the MSA Venture Agreement, each Venturer shall contribute to the venture cash in an amount equal to its Percentage Interest multiplied by the amount the Venture is required to advance to MSA on such date as a Buffer Loan.

            (iii) On or before the date the Venture is required to pay any payments of the "Incentive Fee" (as defined in the Incentive Management Agreement dated July 15, 1987 between Crow-PALP and DIHC) as required under the Assignment and Assumption Agreement dated January 27, 1989 between the Venture and DIHC (the "Assignment and Assumption Agreement"), each Venturer shall contribute to the Venture cash in an amount equal to its Percentage Interest multiplied by the total amount the Venture is required to pay on such date.

            (iv) The contributions made to the Venture (a) under paragraph (i) of this Section 4.02(a) shall be used by the Venture to satisfy its obligation to make the capital contributions to MSA required of the Venture under the MSA Venture Agreement; (b) under paragraph (ii) of this Section 4.02(a) shall be used by the Venture to satisfy its obligation to make advances of the Buffer Loan to


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MSA as required under the MSA Venture Agreement; and (c) under paragraph (iii)
of this Section 4.02(a) shall be used by the Venture to satisfy its obligation to make the Incentive Fee payments required of the Venture under the Assignment and Assumption Agreement.

            (v) If Additional Ordinary Capital Contributions are required from the Venturers in accordance with this Section 4.02(a), the Managing Partner shall (or if the Managing Partner shall fail to do so, any Venturer may) send a notice thereof to the other Venturers in the manner provided by Section 9.01 of this Agreement, setting forth the amount of additional capital required in a report from the Managing Partner or such Venturer, as the case may be, stating the reasons therefor. Each Venturer shall, within fourteen (14) days of the receipt of such notice, deposit cash in the amount of the Additional Ordinary Capital Contribution required of it by such notice in an escrow account with a bank designated by the Managing Partner pursuant to an escrow agreement Approved by the Venturers (provided, however, if C-Stone is funding the Additional Ordinary Capital Contribution on behalf of DIHC pursuant to Section 4.02(d) below, then the escrow agreement need only be approved by C-Stone), and after all the required Additional Ordinary Capital Contributions have been made by all of the Venturers, such funds shall be released for the purposes intended.

            (b) (i) The Venturers shall have no further obligation to contribute additional capital to the Venture except to the extent the Venture elects (A) to contribute additional capital to MSA or (B) to raise additional capital for other purposes and either (A) or (B) is Approved by the Venturers. Any capital contribution required under this Section 4.02(b)(i) shall be referred to as an Extraordinary Capital Contribution and shall, subject to Section 4.02(d), be made by the Venturers in proportion to their respective Percentage Interests.

            (ii) If Extraordinary Capital Contributions are required from the Venturers in accordance with Section 4.02(b)(i), the Managing Partner shall (or if the Managing Partner shall fail to do so, any Venturer may) send a notice thereof to the other Venturers in the manner provided by Section 9.01 of this Agreement setting forth the amount of additional capital required and a report from the Managing Partner or such Venturer, as the case may be, stating the reasons therefor. Each Venturer shall, within fourteen (14) days of the receipt of such notice, deposit cash in the amount of the Extraordinary Capital Contribution required of it by such notice in an escrow account with a bank designated by the Managing Partner pursuant to an escrow agreement Approved by the Venturers (provided, however, if C-Stone is funding the Extraordinary Capital Contribution on behalf of DIHC pursuant to Section 4.02(d) below, then the escrow agreement need only be approved by C-Stone), and after all the required Extraordinary Capital Contributions have been made by all of the Venturers, such funds shall be released for the purposes intended.

            (c) In the event that any Venturer fails to make an Additional Ordinary Capital Contribution in the amount required of such Venturer under
Section 4.02(a) within the time period specified in Section 4.02(a)(v), or fails to make an Extraordinary Capital Contribution in the amount required of such Venturer under Section 4.02(b)(i) within the time period specified in Section 4.02(b)(ii), the Managing Partner shall (or, if the Managing Partner shall fail to do so, any Venturer may) send an additional notice to such Venturer setting forth the amount unpaid, and the Venturer which has not deposited its Additional Ordinary Capital Contribution or its Extraordinary Capital Contribution shall have a further period of five (5) days to make such Additional Ordinary Capital Contribution or Extraordinary Capital Contribution. If such Additional Ordinary Capital Contribution or Extraordinary Capital Contribution has not been made as of the end of such five (5) day period, the Venturer who has failed to make the Additional Ordinary Capital Contribution or Extraordinary Capital Contribution required of it under Section 4.02(a) or (b), as the case may be, shall be a "Defaulting Venturer". In such event, each of the Venturers who has made its Additional Ordinary Capital Contribution or Extraordinary Capital Contribution (a "Non-Defaulting Venturer") shall have the right to:

            (i) withdraw any Additional Ordinary Capital Contribution or Extraordinary Capital Contribution made by it pursuant to Section 4.02(a) or
(b), as the case may be, from the escrow account provided therefor and seek the remedies set forth in Section 5.05; or

            (ii) advance, as a loan to the Defaulting Venturer, the amount of the Additional Ordinary Capital Contribution or Extraordinary Capital Contribution required of the Defaulting Venturer (to be contributed as such Defaulting Venturer's Additional Ordinary Capital Contribution or Extraordinary Capital Contribution, as the case may be) and seek the remedies set forth in
Section 5.05. The amount advanced as a loan hereunder shall be repayable on demand and shall bear interest at the rate of twenty-four percent (24%) per annum, compounded monthly, but in no event at a rate of interest which exceeds the maximum rate permitted by law; or

            (iii) make the Additional Ordinary Capital Contribution or Extraordinary Capital Contribution required of the Defaulting Venturer, in which event the Defaulting Venturer's Percentage Interest shall be decreased at the rate of one percentage point for each $200,000 of Additional Ordinary Capital Contribution or Extraordinary Capital Contribution, as the case may be, which the Defaulting Venturer failed to make (except that its Percentage Interest shall not be decreased below one percent (1%)); and the Percentage Interest of the Non-Defaulting Venturer shall be increased by the same number of percentage points, so that the total Percentage Interests continues to equal one hundred percent (100%).

            (d) Notwithstanding anything to the contrary contained in subsections (b) through (d) of this Section 4.02, each of the Venturers acknowledges and agrees that Cornerstone Properties Inc. ("Cornerstone"), an Affiliate of C-Stone, has entered into that certain Redemption and Acquisition Agreement, dated as of October 27, 1997, with the Venture, Dutch Institutional Holding Company, Inc. and DIHC (the "DIHC Purchase Agreement"), and that, pursuant to the terms of such agreement Cornerstone or its Affiliates may purchase the remaining interest of DIHC in the Venture (the "Cornerstone Purchase Option"). The DIHC Purchase Agreement provides that DIHC shall have no obligation to fund its proportionate share of any Additional Ordinary Capital Contributions or Extraordinary Capital Contributions, and shall be relieved and released from any such obligation, unless the transactions contemplated by the DIHC Purchase Agreement do not close for any reason other than a default by Cornerstone thereunder. The Venturers therefore agree that until such time as the DIHC Purchase Agreement has terminated pursuant to its terms or otherwise without the Cornerstone

Purchase Option having been consummated, other than by reason of a default by Cornerstone thereunder, C-Stone will make all Additional Ordinary Capital Contributions and Extraordinary Capital Contributions required to be made by DIHC pursuant to this Section 4.02, and C-Stone shall further indemnify and hold harmless DIHC and its respective affiliates, successors and permitted assigns from any cost, claim, liability, damage or expense (including, but not limited to, any reasonable attorneys' fees and disbursements) relating to the failure of C-Stone to make any such Capital Contributions. In the event the DIHC Purchase Agreement terminated pursuant to its terms or otherwise without the Cornerstone Purchase Option having been consummated, other than by reason of a default by Cornerstone thereunder, then within thirty (30) days of such termination, DIHC shall reimburse to C-Stone the amount of all Additional Ordinary Capital Contributions and Extraordinary Capital Contributions made by C-Stone on DIHC's behalf pursuant to this Section 4.02(d). In the event DIHC shall fail to reimburse the amount of any such Additional Ordinary Capital Contribution or Extraordinary Capital Contribution as required in this Section 4.02(d), then DIHC shall be deemed a "Defaulting Venturer," and C-Stone shall have the right to:

            (i) withdraw any such Additional Ordinary Capital Contribution or Extraordinary Capital Contribution made by it on the Defaulting Venturer's behalf from the capital of the Venture, and seek the remedies set forth in
Section 5.05 below; or

            (ii) consider the amount of the Additional Ordinary Capital Contribution or Extraordinary Capital Contribution made by it on behalf of the Defaulting Venturer as a loan, and seek the remedies set forth in Section 5.05 below. The amount considered as a loan hereunder shall be repayable on demand, and shall bear interest at the rate of twenty-four percent (24%) per annum, compounded monthly, but in no event at a rate of interest which exceeds the maximum rate permitted by law.

Section 4.03. Optional Loans

      In the event that the Managing Partner determines that certain costs of the Venture should be funded with loans from the Venturers, then the Managing Partner may advance to the Venture a loan (hereinafter referred to as an "Optional Loan") in such amount and on such terms as are acceptable to the Managing Partner. Prior to advancing any Optional Loan, the Managing Partner shall notify the other Venturer(s) of its intent to make such advance (at least five (5) days prior to the date of such advance), and at any time within such period, the other Venturer(s) may elect to participate in making the Optional Loan. In the event the other Venturer(s) so elects to participate, such Venturer shall advance its pro rata share, based upon its Percentage Interest. Principal and interest of any Optional Loan shall be repayable solely from Net Cash Flow or Sales or Refinancing Proceeds as provided in Section 4.05. In the event there is more than one Optional Loan, the loans shall have priority and be repayable on the basis of the oldest Optional Loan having the first priority. If more than one of the Venturers have participated in an Optional Loan, then as among such Venturers, repayments of the principal and interest of the Optional Loans shall be made pari passu in accordance with the Percentage Interests of such participating Venturers.

Section 4.04. Tax Status and Returns

      (a) Notwithstanding any provisions hereof to the contrary, each of the Venturers hereby recognizes that the Venture will be a partnership for United States federal income tax purposes and that the Venture will be subject to all provisions of Subchapter K of Chapter 1 of Subtitle A of the Code; provided, however, that the filing of U.S. Partnership Returns of Income shall not be construed to extend the purposes of the Venture or expand the obligations or liabilities of the Venturers. At the request of any Venturer, the Venture shall file an election under section 754 of the Code.

      (b) The Managing Partner shall prepare or cause to be prepared at the expense of the Venture all tax returns and statements, if any, which must be filed on behalf of the Venture regarding this transaction and the operation, dissolution and liquidation of the Venture with any taxing authority, and shall submit such returns and statements to all of the Venturers for their prior approval at least thirty (30) days before such returns and statements are due (including extensions), and when Approved by the Venturers, Make timely filing thereof. In addition, within one hundred twenty (120) days after the end of each fiscal year of the Venture, the Managing Partner shall furnish each Venturer with a report setting forth in sufficient detail all data and information regarding the business and affairs of the Venture as shall enable the Venture and each Venturer to prepare its federal, state and local tax returns.

      (c) (i) C-Stone is designated as tax matters partner (herein "TMP") as defined in section 6231(a) (7) of the Code and the Venturers will take such actions as may be necessary, appropriate, or convenient to effect the designation of C-Stone as TMP. In the event that C-Stone shall no longer be the Managing Partner, then the Venturers shall appoint a new TMP for all taxable years beginning with the year during which C-Stone ceases to be the Managing Partner. The TMP and the other Venturers shall use their best efforts to comply with the responsibilities outlined in this section and in sections 6222 through 6231 of the Code (including, any Treasury Regulations promulgated thereunder). In determining the TMP's responsibilities under section 6223(g) of the Code, the term "each partner" shall be deemed to mean "each Venturer".

            (ii) Each of the Venturers shall furnish the TMP with such information as the TMP may reasonably request to permit it to provide the Internal Revenue Service with sufficient information to allow proper notice to the parties in accordance with section 6223 of the Code.

            (iii) No Venturer shall file, pursuant to section 6227 of the Code, a request for an administrative adjustment of partnership items for any partnership taxable year without first notifying the other Venturers. If the other Venturers agree with the requested adjustment, the TMP shall file the request for administrative adjustment on behalf of the Venture. If the Venturers do not reach agreement within thirty (30) days or within the period required to timely file the request for administrative adjustment, if shorter, any Venturer may file a request for administrative adjustment on its own behalf. If, under section 6227 of the Code, a request for administrative adjustment which is to be made by the TMP must be filed on behalf of Venture, the TMP shall also file such a request on behalf of the Venture under the circumstances set forth in the preceding sentence.

            (iv) If any Venturer intends to file a petition under section 6226 or 6228 of the Code with respect to any partnership item or other tax matter involving the Venture, the Venturer so intending shall notify the other Venturers of such intention and the nature of the contemplated proceeding. Such notice shall be given in a reasonable time to allow the other Venturers to participate in the choosing of the forum in which such petition will be filed. If the Venturers do not agree on the appropriate forum, the petition shall be filed with the United States Tax Court. If any Venturer intends to seek review of any court decision rendered as a result of the proceeding instituted under the preceding part of this subsection, such party shall notify the others of such intended action.

            (v) The TMP shall not bind the other Venturers to a settlement agreement without the Approval of the Venturers. If any Venturer enters into a settlement agreement with the Secretary of the Treasury with respect to any partnership items, as defined by section 6231(a)(3) of the Code, it shall notify the other Venturers of such settlement agreement and its terms within thirty
(30) days from the date of settlement.

            (vi) These provisions shall survive the termination of the Venture or the termination of any Venturer's interest in the Venture and shall remain binding on the Venturers for a period of time necessary to resolve with the Internal Revenue Service or the Department of the Treasury any and all matters regarding the Federal income taxation of the Venture and each of the Venturers with respect to Venture matters.

Section 4.05. Distributions

      (a) The Net Cash Flow of the Venture shall be computed in accordance with accepted cash basis accounting principles, consistently applied and shall consist of the excess, if any, of the sum of items (i) and (ii) below over the sum of items (iii) and (iv) below;

            (i) distributions to the Venture from MSA of Cash Flow (as defined in the MSA Venture Agreement); plus

            (ii) any other income derived by the Venture other than distributions to the Venture from MSA of Net Proceeds from a Capital Transaction (as defined in the MSA Venture Agreement) or by reason of a sale or other disposition of its interest in MSA; over

            (iii) expenses of the Venture attributable to the income described in items (i) or (ii) above; plus

            (iv) a reserve for future expenses of the Venture as determined by the Managing Partner.

      (b) Sales or Refinancing Proceeds of the Venture shall consist of the excess of the sum of items (i) and (ii) below over item (iii) below;

            (i) distributions to the Venture from MSA of Net Proceeds from a Capital Transaction (as defined in the MSA Venture Agreement); plus

            (ii) net proceeds of a sale or other disposition of the Venture's interest in MSA; over

            (iii) expenses of the Venture attributable to the items of income described in (i) or (ii) above.

      (c) Unless otherwise Approved by the Venturers, except as provided in Sections 4.05(d) or 4.05(e) below, the Net Cash Flow or Sales or Refinancing Proceeds of the Venture shall be distributed promptly after receipt thereof by the Venture in the following manner and order of priority:

            (i) First, to repayment of any interest then accrued and deferred under the DIHC Finance Loan;

            (ii) Next, to repayment of any Installment Payments (as defined in the Promissory Note and Loan Agreement evidencing the DIHC Finance Loan) then due under the DIHC Finance Loan;

            (iii) Next, to repayment of the then outstanding principal balance of the DIHC Finance Loan;

            (iv) Next, to repayment of any interest then accrued and deferred under the C-Stone Loan;

            (v) Next, to repayment of any Installment Payments (as defined in the Promissory Note and Loan Agreement evidencing the C-Stone Loan) then due under the C-Stone Loan;

            (vi) Next, to repayment of the then outstanding principal balance of the C-Stone Loan; and

            (vii) Thereafter, the remaining Net Cash Flow or Sales or Refinancing Proceeds shall be distributed to the Venturers in proportion to their respective Percentage Interests.

      (d) Notwithstanding the provisions of Section 4.05(c), in the event C-Stone has made Additional Ordinary Capital Contributions or Extraordinary Capital Contributions on behalf of DIHC under Section 4.02(d), the portion of the Net Cash Flow or Sales or Refinancing Proceeds that would, under such
Section 4.05(c), be distributed to DIHC shall instead be distributed to C-Stone until C-Stone has recovered the amount of such contributions from such distributions or from DIHC pursuant to the terms of such Section 4.02(d).

      (e) Notwithstanding the provisions of Section 4.05(c), in the event a Venturer is a Non-Defaulting Venturer who makes a loan to a Defaulting Venturer under Section 4.02(c)(ii) or 4.02(d)(ii), the portion of the Net Cash Flow or Sales or Refinancing Proceeds that would, under such Section 4.05(c), be distributed to the Defaulting Venturer shall instead be distributed to the Non-Defaulting Venturer who made such loan until the Non-Defaulting Venturer has recovered such loan with interest thereon as provided in Section 4.02(c)(ii) or 4.02(d)(ii) from such distributions or from the Defaulting Venturer. Any such distributions shall be treated as having been made to the Defaulting Venturer to the Non-Defaulting Venturer on account of such loan.

      (f) Anything in this Agreement to the contrary notwithstanding, in the event of a liquidation of the Venture, the proceeds of such liquidation remaining after the payment of or provision for the debts and liabilities of the Venture shall be applied in accordance with the following order of priority:

            (i) First, to the payment of the expenses of liquidation;

            (ii) Next, to the setting up of any reserves which the liquidating Venturer may deem necessary or appropriate for any contingent or unforeseen liabilities or obligations of the Venture (said reserves may be transactions referred by the remaining Venturer to a bank or trust company acceptable to the remaining Venturer, as escrowee, to be held by it for distributing such reserves in payment of any of the aforementioned liabilities or obligations) and at the expiration of such period as the remaining Venturer shall deem advisable, distributing the balance, if any, thereafter remaining in the manner provided herein;

            (iii) Thereafter, to the Venturers in accordance with the provisions of Section 4.05(c).

            Notwithstanding the prior provisions of this Section 4.05(f), upon the liquidation of the Venture or any Venturer's interest in the Venture, the distributions to a Venturer shall not exceed the positive balance in such Venturer's Capital Account after giving effect to all allocations to such Venturer under Section 4.06 of Operating Profits, Operating Losses, and Gain and Loss on the sale or other disposition of the Property (including the allocation of deemed Gain or Loss pursuant to the provisions of Section 4.01(c)). For purposes of this provision, the term "liquidation" shall have the meaning given in the first two sentences of Treasury Regulation section 1. 704-1(b)(2)(ii)(g).

Section 4.06 Allocations of Profits, Gains and Losses

      (a) "Operating Profits" and "Operating Losses" mean the net income and net loss, respectively, of the Venture, as determined for federal income tax purposes, but computed without regard to Gain or Loss. "Gain" and "Loss" means the gain and loss, respectively, as determined for federal income tax purposes, realized by the Venture from the sale or other disposition of all or any portion of the Property other than stocks, securities, or cash equivalents held for investment by the Venture, and Gain or Loss allocated to the Venture by MSA.

      (b) All Operating Profits and Operating Losses for any year of the Venture or portion thereof, and any Gain or Loss, shall be allocated to the Venturers in proportion to their respective Percentage Interests.

Section 4.07. Accounting

      (a) The fiscal year of the Venture shall be the calendar year.

      (b) The Managing Partner shall cause the Venture to maintain true and correct books and records of the Venture in accordance with generally accepted accounting principles, consistently applied, showing all costs, expenditures, receipts, assets and liabilities and profits and losses and all other records necessary, convenient or incidental to accurately record the business and affairs of the Venture. The books of account of the Venture shall be kept and maintained at all times at the Venture's or the Managing Partner's principal place of business. The books of account shall be maintained on an accrual basis of accounting and such method of accounting shall be used for federal income tax reporting purposes.

      (c) The Managing Partner shall from time to time designate an independent firm of certified public accountants (the "Accountant") to review and audit the books and records of the Venture. Within thirty (30) days after the necessary information is made available to it, the Managing Partner shall deliver to the Accountant the information necessary to prepare an audited balance sheet and related audited statement of income or loss for the Venture for the prior fiscal year. Thereafter, the Managing Partner shall respond to any additional inquiries or provide additional documentation required by the Accountant and will use its best efforts to cause the Accountant to prepare and furnish to each of the Venturers, within thirty (30) days after the necessary information is made available to it, an audited balance sheet of the Venture dated as of the end of the fiscal year, and a related audited statement of income or loss for the Venture for such fiscal year. The Managing Partner shall also furnish to the other Venturer(s) such other reports on the Venture's operations and condition as may be reasonably requested by such other Venturer(s).

      (d) Each Venturer shall have the right at all reasonable times during usual business hours upon at least three (3) business days' notice to the Managing Partner to audit, examine and make copies of or extracts from the books of account of the Venture. Such right may be exercised through any agent or employee of such Venturer designated by it or by an independent firm of certified public accountants designated by such Venturer. Each Venturer shall bear all expenses incurred in any examination made for such Venturer's account. In addition, if the Venture can qualify to forego payment of any withholding taxes by preparing and filing the appropriate forms, the Venture shall prepare and file such forms.

Section 4.08. Bank Accounts

      Funds of the Venture shall be deposited in an account or accounts of a type, in form and name, and in such bank or banks designated from time to time by the Managing Partner.

Section 4.09. Withholding

      (a) The Venture shall be entitled to deduct, withhold, and/or pay any and all future taxes or withholdings, and all liabilities with respect thereto ("Taxes"), to the extent that the Venture in good faith determines that such deduction or withholding or payment is required by the Code or any rule or regulation which is currently in effect or which may be promulgated hereafter ("Applicable Law").

      (b) Any Taxes withheld from an actual distribution to a Venturer shall, for all purposes of this Agreement, be treated as a distribution to such Venturer of the same type and character as the distribution giving rise to the withholding obligation.

      (c) Any amount deducted, withheld or paid with respect to a Venturer in accordance with Section 4.09(a) that is not described in Section 4.09(b), including but not limited to any amount measured by a Venturer's distributive share of any Venture item, shall be considered a loan (a "Special Loan") by the Venture to such Venturer (the "Borrowing Venturer") made on such date. The Borrowing Venturer shall repay any such Special Loan to the Venture within ten
(10) days after any Venturer delivers a written demand therefor, together with interest at two (2%) percentage points above the "prime rate" announced from time to time by Bankers Trust Company (or such other comparable financial institution selected by the Managing Partner from time to time) from the date such loan was made until the date of the repayment thereof. In addition to any other rights of the Venture to enforce its right to receive payment of the Special Loan, plus any accrued interest thereon, the Venture may deduct from any actual distribution to be made to a Borrowing Venturer or any amount available for distribution to a Borrowing Venturer an amount not greater than the outstanding balance of any Special Loan, plus any accrued interest thereon, as a payment in total or partial satisfaction thereof. In the event that the Venture deducts the amount of the Special Loan plus any accrued interest thereon from any actual distribution or amount available to be distributed, the amount that was so deducted shall be treated as an actual distribution to the Borrowing Venturer for all purposes of this Agreement.

      (d) To the extent that any amount described in Section 4.09(c) is treated as a distribution under the Applicable Law, repayment of the corresponding principal amount of any Special Loan shall be treated for all purposes of this Agreement as a Capital Contribution by the Borrowing Venturer to the Venture as of the date of repayment.

      (e) Notwithstanding paragraph (a) of this Section 4,09, the Venture shall not withhold any Taxes (or, where appropriate, shall withhold Taxes at a lower rate than is generally applicable) from amounts attributable to any Venturer who has provided to the Venture the Prescribed Forms (as defined below) for the applicable period. The term "Prescribed Forms" shall mean such duly executed form(s) or statements(s) as may, from time to time, be prescribed by Applicable Law and that, Pursuant to the applicable provisions of (x) any income tax treaty between the United States and the country of residence or organization of the person providing the form(s) or statement(s), (y) the Code or (z) any applicable rule or regulation, permit the Venture to make payments free of withholding (or, subject to withholding at a lower rate than is generally applicable).

                                    ARTICLE V

                              TERM AND TERMINATION

Section 5.01. Term

      The Venture commenced on January 27, 1989 and shall continue for a term of seventy-five (75) years or until sooner terminated in accordance with the provisions of this Article V, which provisions shall not be mutually exclusive, i.e., the exercise or use of one of the provisions of this Article shall not preclude the exercise or use of any other provision of this Agreement except as in this Article V expressly provided. No Venturer shall have the right, and each Venturer hereby agrees not, to dissolve, terminate or liquidate, or to petition a court for the dissolution, termination or liquidation of, the Venture except as provided in this Agreement.

Section 5.02. Liquidation and Distribution Procedure

      In the event of a liquidation and dissolution as a result of the occurrence of an Event of Dissolution pursuant to Section 5.03 hereof or a default pursuant to Section 5.04 hereof, the Withdrawing Venturer or the Defaulting Venturer, as the case may be, shall have no power or authority to bind the Venture or the other Venturers but shall assist the remaining Venturers in the dissolution and winding up of the Venture and the distribution of the assets thereof. Upon such distribution and winding up, the parties hereto shall be relieved of all obligations hereunder except for obligations, duties or rights which have not been determined or ascertained as of the date of such termination and for rights or remedies which a Non-Defaulting Venturer may have against a Defaulting Venturer in law or equity. The winding up of the Venture and the termination of the business and affairs of the Venture shall be conducted by the remaining Venturers. During the period of such winding up, the business and affairs of the Venture shall be conducted so as to maintain and preserve the assets of the Venture in a manner consistent with the winding up of the affairs thereof.

Section 5.03. Event of Dissolution

      (a) The Venture shall not be wound up and terminated by the occurrence of an Event of Dissolution unless a majority in interest of the remaining Venturers shall so decide.

      (b) The term "Event of Dissolution" as used hereunder shall mean:

            (i) the death of any natural person who is now or who shall hereafter become a Venturer;

            (ii) the dissolution or termination of any partnership (other than (x) as a result of a transfer of partnership interests therein permitted by this Agreement and (y) a dissolution immediately followed by a reconstitution of such partnership) or corporation which is now or which shall hereafter become a Venturer;

            (iii) the declaration of any natural person who is now or who shall hereafter become a Venturer as a lunatic in any judicial proceedings, or a showing that such Venturer is of unsound mind;

            (iv) the showing by competent medical evidence that any natural person who is now or who shall hereunder become a Venturer is mentally or medically unable to perform the duties required of him by the Venture;

            (v) the occurrence of any one of the following events:

                  (1) if any Venturer (hereinafter referred to as the "Bankruptcy Party") shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law relating to bankruptcy, insolvency or other relief for debtors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver, conservator or liquidator of the Bankrupt Party or of any substantial part of said party's properties or said party's interest in the Venture (the term "acquiesce" as used in this Article includes but is not limited to, the failure to file a petition or motion to vacate or discharge any order, judgment or decree within thirty (30) days after the date of such order, judgment or decree); or

                  (2) if a court of competent jurisdiction shall enter an order, judgment or decree approving a petition filed against the Bankrupt Party seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law relating to bankruptcy, insolvency or other relief for debtors, and such party shall acquiesce in the entry of such order, judgment or decree or such order, judgment or decree shall remain unvacated or unstayed for an aggregate of ninety (90) days (whether or not consecutive) from the date of entry thereof, or any trustee, receiver, conservator or liquidator of such party or of all or any substantial part of such party's property or interest in the Venture shall be appointed without the consent or acquiescence of such party and such appointment shall remain unvacated or unstayed for an aggregate of ninety (90) days (whether or not consecutive); or

                  (3) if any Venturer shall admit in writing its inability to pay its debts as they mature; or

                  (4) if any Venturer shall give notice to any governmental body of insolvency or pending insolvency, or suspension of operations; or

                  (5) if any Venturer shall make an assignment for the benefit of Creditors or take any other similar action for the protection or benefit of creditors.

      (c) In the event of the occurrence of an Event of Dissolution:

            (i) Provided that the other Venturers have elected to wind up and terminate the Venture, the Venturer as to whom the Event of Dissolution has occurred ("Withdrawing Venturer") shall immediately cease to be a Venturer and to have any right to participate in the management or decision-making processes of the Venture (provided that the Withdrawing Venturer shall nevertheless be entitled to continue to receive distributions of Net Cash Flow and liquidation proceeds and allocations of gain, loss and credit as fully as if such Venturer were not a Withdrawing Venturer) and the remaining Venturers may send notices of the dissolution to such persons and entities as the remaining Venturers may deem appropriate and necessary under the circumstances.

            (ii) The remaining Venturers shall settle the business of the Venture as expeditiously as its nature will permit and account for the interests of the Venturers. Such settlement procedure may include, but shall not be limited to, a purchase by the remaining Venturers of the interest of the Withdrawing Venturer at a price determined in accordance with an appraisal or appraisals of the interest of the Withdrawing Venturer made in accordance with the appraisal procedures set forth in Section 9.08 hereof, a sale of the Property in accordance with Article 8 hereof, a public sale of all or any part of the assets of the Venture, a winding up of the Venture, or a petition to a court of appropriate jurisdiction requesting that such court supervise and approve a partitioning of the Property.

            (iii) The good will of the Venture (including the name, records and files) shall belong to and remain solely vested in the Venture.

            (iv) The prior written consent of the remaining Venturers shall be required prior to any consent to any administration of the Property by any referee, trustee or court of bankruptcy. The remaining Venturers shall have the right at all times to continue the business and affairs of the Venture pursuant to the terms of this Agreement.

            (v) In lieu of dissolution, the remaining Venturers may elect to convert the Venture to a limited partnership and the Withdrawing Venturer to a limited partner as provided in Section 5.05.

Section 5.04. Default

      If any Venturer fails to perform any of its obligations hereunder, or violates the terms of this Agreement (the "Defaulting Venturer"), the other Venturers (the "Non-Defaulting Venturers") shall have the right to give the Defaulting Venturer a notice of default (the "Notice of Default") specifically setting forth the nature of the default and stating that the Defaulting Venturer shall have a period of twenty (20) days (or such shorter period as set forth in Section 4.02) to pay any sums of money specified therein as due and owing to the Venture or to any Venturer and to cure all other defaults within such period, and if the Defaulting Venturer shall fail to pay such sums of money or cure such other defaults within such period (or, if such other defaults are not capable of being cured within such period, the Defaulting Venturer has not commenced in good fath the curing of such other defaults within such period and does not thereafter prosecute to completion with diligence and continuity the curing thereof), the Non-Defaulting Venturers shall (in addition to any other rights under this Agreement, by law or in equity) have the right:

      (a) to bring any proceeding in the nature of specific performance, injunction or other equitable remedy, it being acknowledged by each of the Venturers that damages at law may be an inadequate remedy for a default or threatened breach of this Agreement;

      (b) to bring any action at law by or on behalf of the Venture or the Non-Defaulting Venturers as may be permitted in order to recover damages;

      (c) to institute such proceedings (including but not limited to the right to purchase the interest of the Defaulting Venturer at a price determined by applicable appraisal made in accordance with the appraisal procedures set forth in Section 9.08) as may be appropriate to secure an accounting and to dissolve, wind up and terminate the Venture; or

      (d) to convert the Venture to a limited partnership and the Defaulting Venturer to a limited partner as provided in Section 5.05.

Section 5.05. Conversion to Limited Partnership

      (a) Upon the occurrence of an Event of Dissolution pursuant to Section
5.03 or the occurrence of a default pursuant to Section 5.04 which is not cured within the time period specified in Section 5.04, then in addition to, and without excluding the availability of any other remedy hereunder, the remaining Venturers or the Non-Defaulting Venturers, as the case may be, may elect to convert the Venture to a limited partnership organized and existing under the laws of the State of New York or the District of Columbia and to convert the Withdrawing Venturer or Defaulting Venturer, as the case may be, to a limited partner therein. If the Withdrawing Venturer or Defaulting Venturer, as the case may be, is then the Managing Partner of the Venture, then upon such conversion,
(i) the remaining Venturers or Non-Defaulting Venturers, as the case may be, shall designate a new Managing Partner, and (ii) the former Withdrawing Venturer or Defaulting Venturer, as the case may be, shall no longer be the Managing Partner and shall have no right to participate in the management or decision-making processes of the Venture.

      (b) In the event of any such conversion, the former Withdrawing Venturer or Defaulting Venturer, as the case may be, agrees to execute, swear to, and deliver any and all amendments to this Agreement, together with a certificate of limited partnership in recordable form, in such form and substance as shall be reasonably specified by the Other Venturers, all within ten (10) days after demand and notice from the other Venturers. In order to effectuate the foregoing, each Venturer (effective upon the adjudication, whether by litigation or by arbitration, whichever is appropriate, of an Event of

Dissolution under Section 5.03 or a default under Section 5.04) hereby appoints the other Venturers as its true and lawful attorneys-in-fact with the full and complete power and authority in its name and stead to execute, swear to, deliver, and record any and all such amendments and such certificate. This power has been given between the parties upon good and adequate consideration; it is a power coupled with an interest; it is irrevocable; and it shall survive any death, incapacity, dissolution, or any other event concerning the Venturers.

      (c) Any and all costs and expenses, including, without limitation, attorneys' fees, recording costs, and other charges and expenses incurred in connection with the conversion of the Venture to a limited partnership as described in this Section 5.05, shall be paid in full by the Withdrawing Venturer or Defaulting Venturer, as the case may be.

                                   ARTICLE VI

                 SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION

Section 6.01. Prohibited Transfers

      Except as provided in Articles V, VI, VII and VIII, no Venturer may sell, transfer, assign or otherwise dispose of or mortgage, hypothecate, or otherwise encumber or permit or suffer any encumbrance of all or any part of its or his interest in the Venture, or cause to be sold, transferred, assigned, disposed of, mortgaged, hypothecated or otherwise encumbered, all or any part of the Venture's interest in MSA, or cause to be sold, transferred, assigned, disposed of, mortgaged, hypothecated or otherwise encumbered, all or any part of MSA's interest in AALP, whether voluntarily or involuntarily, by operation of law or otherwise (hereinafter "Transfer") unless approved by the Venturers, and any attempt so to Transfer any such interest shall be void and shall constitute a default hereunder by the Venturer attempting to do so.

Section 6.02. Permitted Transfers

      (a) Notwithstanding any other provision of this Agreement to the contrary but subject to the provisions of Section 6.02(g), each Venturer shall have the right, without the consent of any other Venturer, to transfer all of its interest in the Venture to an Affiliate of such Venturer, to any other Venturer, or to any Affiliate of any other Venturer; provided, however, neither C-Stone nor any of its Affiliates may consummate the Cornerstone Purchase Option until the earlier of (i) January 1, 1999, or (ii) such time as a DIHC Transfer (as defined in Section 6.02(d) below) has been completed.

      (b) To the extent any Venturer is now or hereafter beneficially owned or controlled, directly or indirectly, by any Person which is publicly traded, the sale or transfer or other disposition of all or part of the stock in such publicly traded Person, shall not be considered a prohibited Transfer within the meaning of this Agreement.

      (c) Notwithstanding any provision of this Agreement to the contrary, the sale, transfer or other disposition by C-Stone of its interest in the Venture to a limited partnership in which the sole general partner is Cornerstone or an Affiliate of Cornerstone, shall not be considered a prohibited Transfer within the meaning of this Agreement.

      (d) Notwithstanding any provision of this Agreement to the contrary, the sale, transfer or other disposition of the stock of DIHC by Dutch Institutional Holding Company, Inc., or the sale, transfer or other disposition of the stock of Dutch Institutional Holding Company, Inc. by Stichting Pensioenfonds Voor de Gezondheid, Geestelijke en Maatschappelijke Belangen ("PGGM") (in either case, a "DIHC Transfer"), shall not be considered a prohibited Transfer within the meaning of this Agreement; provided, however, that any such DIHC Transfer shall be, and the proposed transferee of any such stock (the "DIHC Transferee") shall take such stock, subject to the Cornerstone Purchase Option. At least sixty (60) days prior to any such DIHC Transfer, DIHC shall provide, or cause Dutch Institutional Holding Company, Inc. or PGGM, as the case may be, to provide, written notice to C-Stone of the proposed DIHC Transfer and the identity of the DIHC Transferee, and shall thereafter provide or cause to be provided to C-Stone such information regarding the DIHC Transferee as C-Stone shall reasonably request. At any time following its receipt of such notice, C-Stone, or any of its Affiliates, may exercise the Cornerstone Purchase Option by written notice to DIHC and the DIHC Transferee, which notice shall set forth the date of closing of the Cornerstone Purchase Option, which shall be at least sixty (60) days after the date of such notice, but which in all events shall occur after the consummation of the DIHC Transfer.

      (e) Any permitted transferee of an interest in the Venture shall become a Venturer unless the terms of the Transfer expressly provide to the contrary; provided, however, any such permitted transferee shall be required to (i) execute a copy of this Agreement (or a separate consent thereto), and agree to be bound by all of the terms and provisions hereof, (ii) assume all of its transferor's obligations hereunder and sign any additional UCC-1 Financing Statement, as required under this Agreement, and (iii) assume all of its transferor's obligations under the DIHC Purchase Agreement. No such permitted Transfer shall relieve the transferor from its obligations under the DIHC Purchase Agreement, or from the transferor's obligations under Section 4.02(d) hereof. Notwithstanding anything herein to the contrary, no transferee of a partial interest of any Venturer shall have any right to participate in the management of the Venture independents of the Venturer making such transfer unless such participation is Approved by the Venturers.

      (f) The Transfer of all or any part of the interest of any Venturer which is permitted hereunder shall not result in a dissolution of the Venture as a general partnership under applicable law even though such Transfer may result in the withdrawal of a Venturer as a general partner of the Venture and/or the admission of a new general partner to the Venture.

      (g) Notwithstanding the prior provisions of this Section 6.02, a Venturer may not Transfer all or any part of its interest in the Venture nor may a direct or indirect owner of a Venturer Transfer all or any part of its interest in such Venturer, if, solely as a result of such Transfer, all or any part of the Venture's assets would thereafter become "tax-exempt use property" within the meaning of section 168(h)(6) (or any successor provision) of the Code.

                                   ARTICLE VII

                    BUY-SELL UNDER THE MSA VENTURE AGREEMENT

      The parties recognize that the MSA Venturers have certain so-called "buy-sell" rights and obligations under Section 5.02 of the MSA Venture Agreement with respect to the sale of the MSA Venture Property or of an MSA Venturer's interest in MSA, Subject to the rights of the Venturers with respect to a sale or Transfer of their respective interests in the Venture under Articles V and VI hereof, the Venturers agree that (a) the Venture shall not make an Offer to the other MSA Venturer under Section 5.02 of the MSA Venture Agreement unless such Offer and the 100% Price (as defined in the MSA Venture Agreement) is Approved by the Venturers, and (b) if the other MSA Venturer makes an Offer under Section 5.02 of the MSA Venture Agreement, then (i) the Venturers shall decide whether they wish to purchase such interest of the other MSA Venturer pursuant to the Venture's right to do so under such Section 5.02 of the MSA Venture Agreement within thirty (30) days after they are notified of such Offer by the other MSA Venturer, (ii) if all of the Venturers wish to purchase such interest of the other MSA Venturer pursuant to the Venture's right to do so under such Section 5.02 of the MSA Venture Agreement, the Venture shall purchase such interest for the account of the Venturers pro rata according to their then Percentage Interests or pursuant to such other formula as is Approved by the Venturers, (iii) if less than all of the Venturers wish to purchase such interest, then the party(ies) wishing to purchase such interest shall have the right to cause the Venture to purchase such interest solely for the account of such purchasing Venturer(s) (either in its own name or in the name of a nominee or designee), but such party(ies) shall not have the right to also purchase the interest of the other party(ies) in this Venture which does not wish to participate in such purchase of the interest of the other MSA Venturer, and (iv) all Venturers shall cooperate with one another to accomplish such result by giving notice, executing documents and taking such other action as may be reasonably required by the other Venturers in order to effectuate such result promptly, timely and efficiently. Notwithstanding the foregoing, DIHC acknowledges and agrees that it has waived its rights and/or privileges under this Article VII pursuant to the DIHC Purchase Agreement unless and until the DIHC Purchase Agreement is terminated for any reason without the Cornerstone Purchase Option having been consummated, other than by default of Dutch Institutional Holding Company, Inc. or DIHC thereunder. DIHC therefore acknowledges and agrees that, until such time as the DIHC Purchase Agreement is terminated without the Cornerstone Purchase Option having been consummated, other than by default of Dutch Institutional Holding Company, Inc. or DIHC thereunder, C-Stone may cause the Venture to make an Offer to or respond to an Offer from the other MSA Venturer regarding the Venture's purchase of the interest of the other MSA Venturer, without the consent or approval of DIHC.

                                  ARTICLE VIII

              RIGHT OF FIRST OFFER UNDER THE MSA VENTURE AGREEMENT

      The parties recognize that the MSA Venturers have certain so-called "rights of first offer" under Section 6.04 of the MSA Venture Agreement with respect to the sale of all or a portion of WALP's interest in AALP. Subject to the rights of the Venturers with respect to a sale or Transfer of their respective interests in the Venture under Articles V and VI hereof, the Venturers agree that (a) the Venture shall not make a sale or Transfer of its interest in MSA or cause MSA to make a sale or Transfer of its interest in AALP unless same is Approved by the Venturers and (b) if the Venture at any time obtains the right or option to acquire any interest of the other MSA Venturer in MSA or any interest of WALP in AALP through any provision of the MSA Venture Agreement or the AALP Partnership Agreement, then (i) the Venturers shall decide whether they wish to cause the Venture to purchase such interest of the other MSA Venturer pursuant to the MSA Venture Agreement or to cause MSA to purchase such interest of WALP pursuant to the AALP Partnership Agreement within ten (10) days after they are notified of the election giving rise to such right or option by the other MSA Venturer or by WALP, as the case may be, (ii) if all of the Venturers wish to purchase such interest, the Venture shall purchase, or shall cause MSA to purchase, such interest for the account of the Venturers pro rata according to their then Percentage Interests or pursuant to such other formula as is Approved by the Venturers, (iii) if less than all of the Venturers wish to purchase such interest, then the party(ies) wishing to purchase such interest shall have the right to have the Venture purchase, or cause MSA to purchase, such interest solely for the account of the purchasing Venturer(s) (either in its own name or in the name of a nominee or designee), but such party(ies) shall not have the right to also purchase the interest of the other party(ies) in this Venture which does not wish to participate in such purchase of the interest of the other MSA Venturer or the interest of WALP, and (iv) all Venturers shall cooperate with one another to accomplish such result by giving notice, executing documents and taking such other action as may be reasonably required by the other Venturers in order to effectuate such result promptly, timely and efficiently. Notwithstanding the foregoing, DIHC acknowledges and agrees that it has waived its rights and/or privileges under clause (b) of this Article VIII pursuant to the DIHC Purchase Agreement, unless and until the DIHC Purchase Agreement is terminated for any reason without the Cornerstone Purchase Option having been consummated, other than by default of Dutch Institutional Holding Company, Inc. or DIHC thereunder. DIHC therefore acknowledges and agrees that, until such time as the DIHC Purchase Agreement is terminated without the Cornerstone Purchase Option having been consummated, other than by default of Dutch Institutional Holding Company, Inc. or DIHC thereunder, C-Stone may exercise any such right or option to cause the Venture to purchase any interest of the other MSA Venturer pursuant to the MSA Venture Agreement, or to cause MSA to purchase any interest of WALP pursuant to the AALP Partnership Agreement, without the consent or approval of DIHC. Notwithstanding anything contained in Articles VII or VIII of this Agreement, until the earlier of (i) January 30, 2000, or (ii) such time as PGGM shall have sold the stock of Dutch Institutional Holding Company, Inc., or Dutch Institutional Holding Company, Inc. shall have sold the stock of DIHC or a DIHC Transfer pursuant to Section 6.02(d) above, C-Stone, in its capacity as the Managing Partner of the Venture, shall not, except with the prior written consent of Dutch Institutional Holding Company, Inc., (A) cause the

Venture to sell its interest in MSA, (B) cause the Venture to cause MSA to sell its interest in AALP, or (C) cause the Venture to cause MSA to cause AALP to sell the Land and the Improvements.

                                   ARTICLE IX

                                     GENERAL

Section 9.01. Notices

      (a) All notices, demands or requests provided for or permitted to be given pursuant to this Agreement must be in writing.

      (b) All notices, demands and requests to be sent to a Venturer or any permitted assignee of the interest of a Venturer hereunder pursuant hereto shall be deemed to have been properly given or served either by (i) delivering the same personally, (ii) by depositing the same in the United States mail, addressed to such Venturer, postpaid and registered or certified with receipt requested, or by sending by a recognized courier service, at the following address or (iii) by sending a telecopy to such Venturer at the following telecopy number:

                       If to DIHC:

                                     200 Galleria Parkway N.W.
                                     Suite 2000
                                     Atlanta, Georgia 30339
                                     Attention: Craig W. Johnston
                                     Telecopy No.: (770) 951-9349

                       With a copy to:

                                     Richards & O'Neil, LLP
                                     885 Third Avenue
                                     New York, New York 10022
                                     Attention: Robert M. Safron, Esq.
                                     Telecopy No.: (212) 750-9022

                       If to C-Stone:

                                     c/o Cornerstone Properties Inc.
                                     126 East 56th Street
                                     New York, New York 10022
                                     Attention: John S. Moody
                                     Telecopy No.: (212) 605-7199

                       With  a  copy  to:

                                     King & Spalding
                                     1185 Avenue of the Americas
                                     New York, New York 10036-4003
                                     Attention:  Eileen P. Brumback, Esq.
                                     Telecopy No.: (212) 556-2222

      (c) All notices, demands and requests shall be effective upon personal delivery (including by courier, telecopy or telex) or upon receipt through the United States mail. If the notice, demand or request is delivered by U.S. mail, the time period in which a response to any such notice, demand or request must be given shall commence to run from the date of receipt on the return receipt of the notice, demand or request by the addressee thereof. Rejection or other refusal to accept or the inability to deliver because of changed address (but not because of changed telecopy or telex number) of which no notice was given shall be deemed to be receipt of the notice, demand or request sent. In the event that registered or certified mail is not being accepted for prompt delivery, notices may then be served by personal service upon any officer, director or partner of any Venturer or upon any individual who is a Venturer.

      (d) By giving to the other parties at least ten (10) days' written notice thereof, the parties hereto and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses and each shall have the right to specify as its address any other address at which it has a place of business or up to two (2) other addresses to which it wishes copies of any notice sent.

Section 9.02. Governing Laws

      This Agreement and the obligations of the Venturers hereunder shall be interpreted, construed and enforced in accordance with the laws of the District of Columbia.

Section 9.03. Exculpation/Indemnification

      (a) No Venturer (or any partner, director, officer or employee of any Venturer) shall be personally liable or personally responsible to any other Venturer or to the Venture beyond its interest in the assets of the Venture for damages or other liabilities (other than for capital contributions required of such Venturer under Section 4.02) caused by any act or omission performed or omitted by it in respect of this Agreement or the Venture or the Property or arising under any indemnity other than the indemnity set forth in Section 9.03(b) hereof and any other indemnities specifically agreed to by the Venturers wherein the Venturers' liability to each other is not limited to their interest in the Venture, unless such damage or liability results from its gross negligence, fraud or willful misconduct.

      (b) Each Venturer shall defend, indemnify and hold the other Venturer and its officers, directors, partners, shareholders, agents and employees harmless from and against any third party claims, demands, losses, damages or liabilities suffered or incurred by any of them by reason of the fraud, gross negligence or wilful misconduct of such Venturer, its officers, directors, partners, agents or employees.

      (c) Each Venturer hereby agrees to indemnify and hold harmless the other Venturers from and against all liability, costs, damages and expenses from any claims for brokerage commissions or other similar fees in connection with the transactions covered by this Agreement insofar as such claims shall be based upon arrangements or agreements made the indemnifying Venturer or on its behalf.

Section 9.04. Entire Agreement

      This Agreement contains the entire agreement between the parties hereto relative to the formation of a Venture to own and operate the Property. No variations, modifications or changes herein or hereof shall be binding upon any party hereto unless set forth in a document duly executed by or on behalf of such party.

Section 9.05. Waiver

      No consent or waiver, express or implied, by any Venturer to or of any breach or default by the other in the performance by the other of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other party of the same or any other obligations of such Venturer hereunder.

Section 9.06. Severability

      If any provision of this Agreement or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

Section 9.07. Status Reports

      Recognizing that each party hereto may find it necessary from time to time to establish to third parties such as accountants, banks, mortgagees or the like, the then current status of performance hereunder, each party agrees, upon the written request of any other, made from time to time, to wish promptly a written statement (in recordable form, if requested) on the state of any matter pertaining to this Agreement to the best of the knowledge and belief of the party making such statement.

Section 9.08. Appraisals

      Any valuations of the Property or of the MSA Venture Property or of the AALP Partnership

Property which the Venturers have agreed is to be determined by appraisals shall be determined in accordance with the appraisal Procedure described in Exhibit I to the MSA Venture Agreement. The appraised value of a Venturer's interest in the Venture shall be the amount which such Venturer would have received under this Agreement if the AALP Partnership Property had been sold for its fair market value as determined in accordance with such appraisal procedure.

Section 9.09. Attorneys' Fees

      If the Venture or either Venturer obtains a judgment against another Venturer by reason of its breach of this Agreement or failure to comply with the provisions hereof, the defaulting Venturer shall pay the reasonable attorneys' fees of the Venture or the prevailing Venturer.

Section 9.10. Terminology

      All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural and vice versa. Titles of Articles and Sections are for convenience only, and neither limit nor amplify the provisions of the Agreement itself, and all references herein to Articles, Sections or subdivisions thereof shall refer to the corresponding Article, Section or subdivision of this Agreement unless specific reference is made to such Article, Sections or subdivisions of another document or instrument.

Section 9.11. Binding Agreement

      Subject to the restrictions on transfers and encumbrances set forth herein, this Agreement shall inure to the benefit of and be binding upon the undersigned Venturers and their respective successors and permitted assigns. Whenever in this instrument a reference to any party or Venturer is made, such reference shall be deemed to include a reference to the heirs, executors, legal representatives, successors and permitted assigns of such party or Venturer.

Section 9.12. Additional Remedies

      Except as otherwise provided herein, the rights and remedies of the Venturers hereunder shall not be mutually exclusive, i.e., the exercise of one or more of the provisions hereof shall not preclude the exercise of any other provisions hereof.

Section 9.13. Meetings

      Meetings of the Venturers may be called by any Venturer for any matter on which the Venturers may act pursuant to the terms of this Agreement, upon the giving of not less than five (5) days' advance written notice. The Venturers will endeavor to conduct such meetings by telephone.

Section 9.14. Partition

      Each Venturer hereby waives any right of partition under the laws of the District of Columbia.

Section 9.15. Conflict with the MSA Venture Agreement and AALP Partnership Agreement

      In the event of any conflicts or inconsistencies between the provisions of this Agreement or the rights and obligations of the Venturers hereunder and the provisions of the MSA Venture Agreement and/or the AALP Partnership Agreement and the rights and obligations of the MSA Venturers or AALP Partners, as the case may be, thereunder, the provisions of the AALP Partnership Agreement shall govern and prevail over the MSA Venture Agreement and this Agreement, and the Provisions of the MSA Venture Agreement shall govern and prevail over this Agreement.

Section 9.l6. Conflicts with the DIHC Purchase Agreement

      In the event of any conflicts or inconsistencies between the provisions of this Agreement or the rights and obligations of the Venturers hereunder and the provisions of the DIHC Purchase Agreement and the rights and obligations of the Venturers thereunder, the provisions of this Agreement shall govern and prevail over the DIHC Purchase Agreement.

                            [SIGNATURE PAGES FOLLOW]

                  IN WITNESS WHEREOF, this Agreement is executed effective as of the date first set forth above.

                          "C-STONE"

                          CORNERSTONE MARKET SQUARE LLC, a Delaware limited liability company

                          By:  CORNERSTONE PROPERTIES LIMITED
                               PARTNERSHIP, a Delaware limited partnership, its sole member

                               By:  CORNERSTONE PROPERTIES INC., a
                                    Nevada corporation, its sole general partner

                                    By:____________________________________
                                         Name:_____________________________
                                         Title:____________________________

                                    "DIHC"

                                    DIHC MARKET SQUARE, INC., a Georgia
                                    corporation, a General Partner

                                    By:____________________________________
                                         Name:_____________________________
                                         Title:____________________________

                                    EXHIBIT A

                            Legal Description of Land

                                       A-1